UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2005

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-22537-01	23-2215075
(Commission File Number)	(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA	19512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 367-6001

N/A
(Former Name or Former Address, if Changed Since Last Report)
_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

Amendment of Employment Agreement.

On May 25, 2005, based upon the recommendation of the Compensation Committee, the Board of Directors of National Penn Bancshares, Inc. (meeting in Executive Session with no management or non-independent directors present) approved an amendment to the Employment Agreement dated as of December 18, 2002 among National Penn, National Penn Bank and Glenn E. Moyer, National Penn’s President and National Penn Bank’s President and CEO. The amendment changes the length of the supplemental retirement benefit to be provided to Mr. Moyer from ten years to fifteen years. The Amendatory Agreement was signed by the parties on May 25, 2005. There were no other changes in the Employment Agreement.

The Amendatory Agreement dated May 25, 2005 is included in this Report as Exhibit 10.1 and is incorporated by reference into this Item 1.01. The Employment Agreement dated as of December 18, 2002 was included as Exhibit 10.1 in National Penn’s Report on Form 8-K dated December 18, 2002, filed with the Securities and Exchange Commission on January 9, 2003.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

	10.1	Amendatory Agreement dated May 25, 2005, among National Penn Bancshares, Inc., National Penn Bank and Glenn E. Moyer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

Date:	May 25, 2005	By:	/s/ Wayne R. Weidner
			Name:	Wayne R. Weidner
			Title:	Chairman and CEO

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendatory Agreement dated May 25, 2005, among National Penn Bancshares, Inc., National Penn Bank and Glenn E. Moyer.

4